Press Release

RLJ Lodging Trust Reports Second Quarter 2014 Results

- Pro forma RevPAR increased 6.6% and Hotel EBITDA Margin achieved a record high at 38.5%
- Raises guidance across the board to reflect strong performance and acquisitions
- Announces 36% dividend increase to $0.30 per share

Bethesda, MD, August 5, 2014 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and six months ended June 30, 2014.

Second Quarter Highlights

•	Pro forma RevPAR increased 6.6%, Pro forma ADR increased 2.8%, and Pro forma Occupancy increased 3.6%

•	Pro forma Hotel EBITDA Margin increased 95 basis points to 38.5%

•	Pro forma Consolidated Hotel EBITDA increased 8.9% to $114.6 million

•	Adjusted FFO increased 25.3% to $93.6 million

•	Acquired three hotels in attractive high-growth markets for almost $200 million, and disposed of one hotel for $13.5 million

•	Declared a cash dividend of $0.22 per share for the quarter

“We are very pleased with the strong performance of our portfolio. Our EBITDA margin this quarter was a record high for us since our IPO,” commented Thomas J. Baltimore, Jr., President and Chief Executive Officer. “We continue to execute our growth strategy through both organic and external growth. In total, we have acquired more than $550 million of assets this year. As we look forward, we are better positioned than ever to deliver continued growth and value to our shareholders.”

Financial and Operating Results
Performance metrics such as Occupancy, Average Daily Rate (“ADR”), Revenue Per Available Room (“RevPAR”), Hotel EBITDA, and Hotel EBITDA Margin are pro forma. The prefix “pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude hotels sold during the period and non-comparable hotels that were not open for operation or closed for renovations for comparable periods. Explanations of EBITDA, Adjusted EBITDA, Hotel EBITDA, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included at the end of this release.

Pro forma RevPAR for the three months ended June 30, 2014, increased 6.6% over the comparable period in 2013, driven by a Pro forma ADR increase of 2.8% and a Pro forma Occupancy increase of 3.6%. Among the Company’s top six markets, the best performers in the quarter were Houston, Denver, and Austin, which experienced RevPAR growth of 12.3%, 9.7%, and 7.3%, respectively. For the six months ended June 30, 2014, Pro forma RevPAR increased 6.3% over the comparable period in 2013, driven by a Pro forma ADR increase of 3.1% and a Pro forma Occupancy increase of 3.2%.

Pro forma Hotel EBITDA Margin for the three months ended June 30, 2014, increased 95 basis points over the comparable period in 2013 to 38.5%, adjusted to normalize 2013 ground rent at the Courtyard Waikiki Beach. For the six months ended June 30, 2014, Pro forma Hotel EBITDA margin increased 40 basis points over the comparable period in 2013 to 35.4%.

Pro forma Consolidated Hotel EBITDA includes the results of non-comparable hotels and is adjusted to normalize 2013 ground rent at the Courtyard Waikiki Beach. For the three months ended June 30, 2014, Pro forma Consolidated Hotel EBITDA increased $9.4 million to $114.6 million, representing an 8.9% increase over the comparable period in 2013. For the six months ended June 30, 2014, Pro forma Consolidated Hotel EBITDA increased $12.5 million to $194.0 million, representing a 6.9% increase over the comparable period in 2013.

Adjusted EBITDA for the three months ended June 30, 2014, increased $15.6 million to $107.6 million, representing a 16.9% increase over the comparable period in 2013. For the six months ended June 30, 2014, Adjusted EBITDA increased $21.6 million to $175.0 million, representing an increase of 14.1% over the comparable period in 2013.

Adjusted FFO for the three months ended June 30, 2014, increased $18.9 million to $93.6 million, representing a 25.3% increase over the comparable period in 2013. For the six months ended June 30, 2014, Adjusted FFO increased $28.4 million to $147.2 million, representing an increase of 23.9% over the comparable period in 2013.

Adjusted FFO per diluted share and unit for the three and six months ended June 30, 2014, was $0.74 and $1.17, respectively, based on the Company’s diluted weighted-average common shares and units outstanding of 127.4 million and 125.6 million for each period, respectively.

Non-recurring items which are noteworthy for the three months ended June 30, 2014, include a gain of $1.3 million associated with the sale of a hotel. For the six months ended June 30, 2014, non-recurring items consisted of a loss on disposal of $1.3 million and approximately $1.1 million related to the loss on defeasance and accelerated amortization of deferred financing fees, both of which are associated with hotels that have been sold.

Non-recurring items are included in net income attributable to common shareholders but have been excluded from Adjusted EBITDA and Adjusted FFO, as applicable. A complete listing is provided in the Non-GAAP reconciliation tables for the three and six months ended June 30, 2014 and 2013.

Net income attributable to common shareholders for the three months ended June 30, 2014, was $52.9 million compared to $40.5 million for the comparable period in 2013. For the six months ended June 30, 2014, net income attributable to common shareholders was $64.8 million, compared to $49.0 million for the comparable period in 2013.

Net cash flow from operating activities for the six months ended June 30, 2014, totaled $132.0 million compared to $99.7 million for the comparable period in 2013.

Acquisitions / Dispositions
During the three months ended June 30, 2014, the Company acquired three hotels in attractive high-growth markets: the 256-room Courtyard Portland City Center in Portland, Oregon, the 293-room Embassy Suites Irvine Orange County in Irvine, California, and the 231-room Hilton Cabana Miami Beach in Miami, Florida.

On May 22, 2014, the Company acquired two hotels located on the West Coast: the 256-room Courtyard Portland City Center and the 293-room Embassy Suites Irvine Orange County in an off-market transaction for a total purchase price of $120.0 million, or approximately $219,000 per key. The purchase price represents a forward capitalization rate of approximately 7.4% on the hotels' combined projected 2015 net operating income.

On June 19, 2014, the Company completed the previously announced acquisition of the 231-room Hilton Cabana Miami Beach for a gross purchase price of $71.7 million, or approximately $310,000 per key. The purchase price represents a forward capitalization rate of approximately 8.5% on the hotel's projected 2015 net operating income.

On June 18, 2014, the Company sold the 194-room Holiday Inn Austin NW Arboretum Area in Austin, Texas for $13.5 million. The sale price represents a fully loaded capitalization rate of approximately 7.9% on the hotel's projected 2014 net operating income.

Balance Sheet
In May 2014, the Company completed an underwritten public offering of 9,200,000 common shares at a public offering price of $26.45 per share. The total shares include 1,200,000 shares sold pursuant to the underwriters' option to purchase additional shares. Net proceeds from the public offering after deducting the underwriting discount and other offering costs were approximately $232.8 million.

As of June 30, 2014, the Company had $373.7 million of unrestricted cash on its balance sheet, $300.0 million available on its revolving credit facility, and approximately $1.6 billion of debt outstanding. The Company’s ratio of net debt to Adjusted EBITDA for the trailing twelve month period ended June 30, 2014, was 3.4 times.

Dividends
The Company’s Board of Trustees declared a cash dividend of $0.22 per common share of beneficial interest. The dividend was paid on July 15, 2014, to shareholders of record as of June 30, 2014.

Subsequent Events
Subsequent to quarter end, the Company acquired the 194-room Hyatt Atlanta Midtown in Atlanta, Georgia for $49.5 million, or approximately $255,000 per key. The purchase price represents a forward capitalization rate of approximately 8.0% on the hotel's projected 2015 net operating income.

The Company’s Board of Trustees also approved an increase to the Company's upcoming third quarter dividend. The third quarter dividend distribution of $0.30 per common share of beneficial interest represents an increase of $0.08, or 36%, to the prior quarter. The increase is a result of the continuous improvements in operations and the more than $550.0 million of acquisitions completed in 2014.

If necessary, the Company may also pay a special dividend in the fourth quarter to meet its general policy of distributing 100% of its REIT taxable income. Future dividends are subject to approval by the Board of Trustees.

2014 Outlook
The Company’s outlook has been updated to include recent acquisitions, including the Hyatt Atlanta Midtown, and remove income from dispositions. The outlook excludes potential future acquisitions and dispositions, which could result in a material change to the Company’s outlook. The 2014 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change.

Pro forma operating statistics include results for periods prior to the Company’s ownership and therefore assume the hotels were owned since January 1, 2013. Pro forma Consolidated Hotel EBITDA includes approximately $8.8 million of prior ownership Hotel EBITDA for recently acquired hotels that is not included in the Company’s Adjusted EBITDA or Adjusted FFO. Pro forma guidance removes income from hotels that were sold. For the full year 2014, the Company anticipates:

	Current Outlook	Prior Outlook
Pro forma RevPAR growth (1)	5.0% to 7.0%	4.5% to 6.5%
Pro forma Hotel EBITDA Margin (1)	34.7% to 35.7%	34.5% to 35.5%
Pro forma Consolidated Hotel EBITDA	$380.0M to $400.0M	$365.0M to $385.0M
(1) Excludes non-comparable hotels. Properties closed for renovations are considered non-comparable and therefore are excluded for periods in which they were closed.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on August 6, 2014, at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s second quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations section of the Company’s website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company owns 149 properties, comprised of 147 hotels with approximately 23,100 rooms and two planned hotel conversions, located in 21 states and the District of Columbia.

 Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national, and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses, and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urge investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the SEC.

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Additional Contacts:
Leslie D. Hale, Chief Financial Officer, RLJ Lodging Trust – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:

 http://rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA, and (5) Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. The Company presents EBITDA attributable to common shareholders, which includes OP units, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand EBITDA attributable to all common shares and OP units.

Hotel EBITDA
With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Hotel EBITDA includes hotel results from prior ownership periods and excludes non-comparable hotels which were not open for operation or closed for renovations for comparable periods. Pro forma Consolidated Hotel EBITDA includes hotel results from prior ownership periods and includes the results of non-comparable hotels which were not open for operation or closed for renovations during the comparable periods.

Adjustments to FFO and EBITDA
The Company adjusts FFO and EBITDA for certain additional items, such as transaction and pursuit costs, the amortization of share-based compensation, and certain other expenses that the Company considers outside the normal course of business. The Company believes that Adjusted FFO and Adjusted EBITDA provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income, FFO and EBITDA, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO and EBITDA for the following items, as applicable:

•	Transaction and Pursuit Costs: The Company excludes transaction and pursuit costs expensed during the period because it believes they do not reflect the underlying performance of the Company.

•
Non-Cash Expenses: The Company excludes the effect of certain non-cash items because it believes they do not reflect the underlying performance of the Company. The Company has excluded the amortization of share based compensation, non-cash gain or loss on the disposal of assets, non-cash gain or loss on the extinguishment of indebtedness, and the accelerated amortization of deferred financing fees.

•
Other Non-operational Expenses: The Company excludes the effect of certain non-operational expenses because it believes they do not reflect the underlying performance of the Company. The Company has excluded legal expenses it considered outside the normal course of business.

New Accounting Treatment for Discontinued Operations
The Company adopted Financial Accounting Standards Board Accounting Standards Update 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. Going forward, the Company will only classify dispositions in discontinued operations if they represent a strategic shift in operations (e.g., disposal of a major line of business). The 14 assets sold during the six months ended June 30, 2014, do not represent a strategic shift in operations for the Company.

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Investment in hotels and other properties, net	$3,590,978	$3,241,163
Cash and cash equivalents	373,732	332,248
Restricted cash reserves	60,610	62,430
Hotel and other receivables, net of allowance of $178 and $234, respectively	35,009	22,762
Deferred financing costs, net	10,917	11,599
Deferred income tax asset	3,256	2,529
Purchase deposits	1,000	7,246
Prepaid expense and other assets	33,262	37,997
Total assets	$4,108,764	$3,717,974
Liabilities and Equity
Mortgage loans	$534,900	$559,665
Term loans	1,025,000	850,000
Accounts payable and accrued expense	117,857	115,011
Deferred income tax liability	3,494	3,548
Advance deposits and deferred revenue	10,950	9,851
Accrued interest	2,680	2,695
Distributions payable	30,919	30,870
Total liabilities	1,725,800	1,571,640
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively.	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 132,084,354 and 122,640,042 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively.	1,321	1,226
Additional paid-in-capital	2,415,578	2,178,004
Accumulated other comprehensive loss	(14,215)	(5,941)
Distributions in excess of net earnings	(37,223)	(45,522)
Total shareholders’ equity	2,365,461	2,127,767
Noncontrolling interest
Noncontrolling interest in joint venture	6,169	7,306
Noncontrolling interest in Operating Partnership	11,334	11,261
Total noncontrolling interest	17,503	18,567
Total equity	2,382,964	2,146,334
Total liabilities and equity	$4,108,764	$3,717,974

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2014	2013	2014	2013
Revenue
Operating revenue
Room revenue	$259,447	$228,390	$465,472	$413,839
Food and beverage revenue	27,481	25,088	50,848	48,299
Other operating department revenue	8,119	7,345	15,100	13,555
Total revenue	295,047	260,823	531,420	475,693
Expense
Operating expense
Room expense	54,136	47,065	101,657	90,162
Food and beverage expense	18,746	17,220	35,619	33,777
Management fee expense	11,957	9,370	21,070	16,751
Other operating expense	78,932	73,070	151,008	139,437
Total property operating expense	163,771	146,725	309,354	280,127
Depreciation and amortization	35,422	31,853	68,298	63,197
Property tax, insurance and other	17,938	16,536	35,190	31,245
General and administrative	10,135	9,084	20,264	17,882
Transaction and pursuit costs	2,411	1,255	3,895	2,344
Total operating expense	229,677	205,453	437,001	394,795
Operating income	65,370	55,370	94,419	80,898
Other income	405	91	515	170
Interest income	962	240	1,285	536
Interest expense	(14,142)	(16,785)	(28,788)	(33,659)
Income from continuing operations before income tax expense	52,595	38,916	67,431	47,945
Income tax expense	(494)	(345)	(788)	(571)
Income from continuing operations	52,101	38,571	66,643	47,374
Income from discontinued operations	—	2,410	—	2,191
Gain (loss) on disposal of hotel properties	1,260	—	(1,297)	—
Net income	53,361	40,981	65,346	49,565
Net income attributable to non-controlling interests
Noncontrolling interest in consolidated joint venture	(79)	(203)	(45)	(155)
Noncontrolling interest in common units of Operating Partnership	(378)	(268)	(465)	(407)
Net income attributable to common shareholders	$52,904	$40,510	$64,836	$49,003
Basic per common share data
Income from continuing operations attributable to common shareholders, including loss on disposal of hotel properties	$0.42	$0.31	$0.52	$0.41
Discontinued operations	—	0.02	—	0.02
Net income per share attributable to common shareholders	$0.42	$0.33	$0.52	$0.43
Weighted-average number of common shares	125,260,607	121,520,253	123,510,507	114,208,435
Diluted per common share data
Income from continuing operations attributable to common shareholders, including loss on disposal of hotel properties	$0.42	$0.31	$0.52	$0.41
Discontinued operations	—	0.02	—	0.02
Net income per share attributable to common shareholders	$0.42	$0.33	$0.52	$0.43
Weighted-average number of common shares	126,475,051	122,280,431	124,696,925	114,912,726

Note:
The Statement of Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands, except per share data)
(Unaudited)

Funds From Operations (FFO)

	For the three months ended June 30,		For the six months ended June 30,
	2014	2013	2014	2013
Net income	$53,361	$40,981	$65,346	$49,565
Depreciation and amortization	35,422	31,853	68,298	63,197
(Gain) Loss on disposal of hotel properties	(1,260)	—	1,297	—
Gain on extinguishment of indebtedness	—	(2,425)	—	(2,425)
Noncontrolling interest in joint venture	(79)	(203)	(45)	(155)
Adjustments related to discontinued operations (1)	—	65	—	156
Adjustments related to joint venture (2)	(46)	(121)	(93)	(242)
FFO attributable to common shareholders	87,398	70,150	134,803	110,096
Transaction and pursuit costs	2,411	1,255	3,895	2,344
Amortization of share based compensation	3,820	3,334	7,393	6,348
Loan related costs (3)	—	—	1,073	—
Other expenses (4)	—	11	—	24
Adjusted FFO	$93,629	$74,750	$147,164	$118,812

Adjusted FFO per common share and unit-basic	$0.74	$0.61	$1.18	$1.03
Adjusted FFO per common share and unit-diluted	$0.74	$0.61	$1.17	$1.03

Basic weighted-average common shares and units outstanding (5)	126,155	122,414	124,405	115,102
Diluted weighted-average common shares and units outstanding (5)	127,369	123,174	125,591	115,807

Note:
(1) Includes depreciation and amortization expense from discontinued operations.
(2) Includes depreciation and amortization expense allocated to the noncontrolling interest in the joint venture.
(3) Represents loss on defeasance and accelerated amortization of deferred financing fees.
(4) Represents legal expenses outside the normal course of operations.
(5) Includes 0.9 million operating partnership units.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands)
(Unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended June 30,		For the six months ended June 30,
	2014	2013	2014	2013
Net income	$53,361	$40,981	$65,346	$49,565
Depreciation and amortization	35,422	31,853	68,298	63,197
Interest expense, net (1)	13,502	16,779	28,140	33,646
Income tax expense	494	345	788	571
Noncontrolling interest in joint venture	(79)	(203)	(45)	(155)
Adjustments related to discontinued operations (2)	—	247	—	498
Adjustments related to joint venture (3)	(46)	(121)	(93)	(242)
EBITDA	102,654	89,881	162,434	147,080
Transaction and pursuit costs	2,411	1,255	3,895	2,344
Gain on extinguishment of indebtedness	—	(2,425)	—	(2,425)
(Gain) loss on disposal of hotel properties	(1,260)	—	1,297	—
Amortization of share based compensation	3,820	3,334	7,393	6,348
Other expenses (4)	—	11	—	24
Adjusted EBITDA	$107,625	$92,056	$175,019	$153,371
General and administrative (5)	6,315	5,750	12,871	11,534
Operating results from noncontrolling interest in joint venture	125	324	138	397
Apartment income	(15)	(189)	34	(232)
Pro forma adjustments (6)	1,075	11,565	7,311	23,845
Income from sold properties	(364)	(4,459)	(1,210)	(7,609)
Other corporate adjustments	(154)	200	(140)	266
Pro forma Consolidated Hotel EBITDA	114,607	105,247	194,023	181,572
Non-comparable hotels (7)	130	(96)	119	(286)
Pro forma Hotel EBITDA	$114,737	$105,151	$194,142	$181,286
Note:
(1) Interest expense is net of interest income, excludes amounts attributable to investment in loans of $0.3 million and $0.6 million for the three and six months ended June 30, 2014, respectively, and $0.2 million and $0.5 million for the three and six months ended June 30, 2013, respectively.
(2) Includes depreciation, amortization and interest expense from discontinued operations.
(3) Includes depreciation, amortization and interest expense allocated to the noncontrolling interest in the joint venture.
(4) Represents legal expenses outside the normal course of operations.
(5) General and administrative expenses exclude amortization of share based compensation, which is reflected in Adjusted EBITDA.
(6) Reflects prior ownership results of recent acquisitions and normalizes ground rent for the Courtyard Waikiki Beach. For the three and six months ended June 30, 2013, Pro forma Hotel EBITDA for the Courtyard Waikiki Beach was reduced by $0.7 million and $1.6 million, respectively.
(7) Reflects primarily the results of Residence Inn Atlanta Midtown Historic, which is currently closed for a comprehensive renovation.

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(Unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of June 30, 2014
Secured Debt
Capmark Financial Group - 1 hotel	10	May 2015	Fixed	5.55%	$10,716
Capmark Financial Group - 1 hotel	10	Jun 2015	Fixed	5.55%	4,648
Barclays Bank - 12 hotels	10	Jun 2015	Fixed	5.55%	109,592
Barclays Bank - 4 hotels	10	Jun 2015	Fixed	5.60%	27,281
Capmark Financial Group - 1 hotel	10	Jul 2015	Fixed	5.50%	6,332
Barclays Bank - 1 hotel	10	Sep 2015	Fixed	5.44%	10,331
Wells Fargo - 5 hotels	3	Oct 2016	Floating	3.76%	142,000
PNC Bank - 5 hotels	4	May 2017	Floating	2.51%	74,000
Wells Fargo - 4 hotels	3	Sep 2020	Floating (2)	4.19%	150,000
Weighted Average / Secured Total				4.27%	$534,900

Unsecured Debt
Credit Facility	4	Nov 2017	Floating	1.91%	$—
2013 Five-Year Term Loan	5	Aug 2018	Floating (2)(3)	3.07%	400,000
2012 Five-Year Term Loan	5	Mar 2019	Floating (2)(4)	1.71%	400,000
Seven-Year Term Loan	7	Nov 2019	Floating (2)	4.04%	225,000
Weighted Average / Unsecured Total				2.75%	$1,025,000

Weighted Average / Total Debt				3.27%	$1,559,900

Note:

(1)	Interest rates as of June 30, 2014.

(2)	The floating interest rate is hedged with an interest rate swap.

(3)	Reflects interest rate swap on $350.0 million.

(4)	Interest rate does not reflect forward interest rate swap. Forward swap only applicable to $275.0 million.

RLJ Lodging Trust
Acquisitions

2014 Acquisitions	Location	Acquisition Date	Management Company	Rooms	Gross Purchase Price ($ in millions) (1)	% Interest
Hyatt House Charlotte Center City	Charlotte, NC	March 12, 2014	Hyatt Affiliate	163	$32.5	100%
Hyatt House Cypress Anaheim	Cypress, CA	March 12, 2014	Hyatt Affiliate	142	14.8	100%
Hyatt House Emeryville SF Bay Area	Emeryville, CA	March 12, 2014	Hyatt Affiliate	234	39.3	100%
Hyatt House San Diego Sorrento Mesa	San Diego, CA	March 12, 2014	Hyatt Affiliate	193	36.0	100%
Hyatt House San Jose Silicon Valley	San Jose, CA	March 12, 2014	Hyatt Affiliate	164	44.2	100%
Hyatt House San Ramon	San Ramon, CA	March 12, 2014	Hyatt Affiliate	142	20.8	100%
Hyatt House Santa Clara	Santa Clara, CA	March 12, 2014	Hyatt Affiliate	150	40.6	100%
Hyatt Market Street The Woodlands	The Woodlands, TX	March 12, 2014	Hyatt Corporation	70	25.8	100%
Hyatt Place Fremont Silicon Valley	Fremont, CA	March 12, 2014	Hyatt Affiliate	151	23.5	100%
Hyatt Place Madison Downtown	Madison, WI	March 12, 2014	Hyatt Affiliate	151	35.1	100%
Courtyard Portland City Center	Portland, OR	May 22, 2014	Sage Hospitality	256	67.0	100%
Embassy Suites Irvine Orange County	Irvine, CA	May 22, 2014	Sage Hospitality	293	53.0	100%
Hilton Cabana Miami Beach	Miami Beach, FL	Jun 19, 2014	Highgate Hotels	231	71.7	100%
Total Acquisitions				2,340	$504.2

2013 Acquisitions	Location	Acquisition Date	Management Company	Rooms	Gross Purchase Price ($ in millions) (1)	% Interest
Courtyard Houston Downtown Convention Center	Houston, TX	March 19, 2013	White Lodging Services	191	$34.4	100%
Residence Inn Houston Downtown Convention Center	Houston, TX	March 19, 2013	White Lodging Services	171	29.5	100%
Humble Tower Apartments (2)	Houston, TX	March 19, 2013	N/A	82	15.6	100%
Courtyard Waikiki Beach	Honolulu, HI	June 17, 2013	Highgate Hotels	399	75.3	100%
Vantaggio Suites Cosmo (3)	San Francisco, CA	June 21, 2013	N/A	150	29.5	100%
Residence Inn Atlanta Midtown Historic (4)	Atlanta, GA	August 6, 2013	N/A	78	5.0	100%
SpringHill Suites Portland Hillsboro	Hillsboro, OR	October 8, 2013	InnVentures	106	24.0	100%
Total Acquisitions				1,177	$213.3

Note:
(1) Gross purchase price does not include net closing adjustments. Please refer to the 10-Q for the net purchase price.
(2) This property is currently not open for operations. Conversion to a SpringHill Suites is in progress.
(3) This property is currently not open for operations. Conversion to a Courtyard by Marriott is in progress.
(4) The Company was the successful bidder at a foreclosure sale of the property collateralizing the non-performing loan. The purchase price equates to the original amount paid for the mortgage note in November 2009. The property is closed and undergoing a major renovation.

RLJ Lodging Trust
Pro forma Operating Statistics — Top 50 Assets
(Amounts in thousands, except rooms)
(Unaudited)

For the trailing twelve months ended June 30, 2014

Property	City/State	Rooms	Pro forma Consolidated Hotel EBITDA
DoubleTree NYC Metropolitan	New York, NY	764	$19,885
Marriott Louisville Downtown	Louisville, KY	616	14,292
Hilton New York Fashion District	New York, NY	280	10,903
Hilton Garden Inn New York W 35th St	New York, NY	298	10,561
Courtyard Austin Dtwn Conv Ctr	Austin, TX	270	9,144
Courtyard Chicago Downtown Mag Mile	Chicago, IL	306	6,396
Courtyard Portland City Center	Portland, OR	256	5,909
Embassy Suites Tampa Dtwn Conv Ctr	Tampa, FL	360	5,900
Renaissance Pittsburgh Hotel	Pittsburgh, PA	300	5,875
Fairfield Inn & Suites DC Downtown	Washington, DC	198	5,785
Courtyard Waikiki Beach	Honolulu - Oahu, HI	403	5,725
Residence Inn Austin Dtwn Conv Ctr	Austin, TX	179	5,041
Courtyard New York Manhattan Upper East	New York, NY	226	5,017
Hilton Garden Inn SF Oakland Bay Bridge	Emeryville, CA	278	4,772
Marriott Denver South @ Park Meadows	Lone Tree, CO	279	4,715
Marriott Denver Airport @ Gateway Park	Aurora, CO	238	4,685
Embassy Suites Boston Waltham	Waltham, MA	275	4,681
Courtyard Charleston Historic District	Charleston, SC	176	4,540
Hilton Garden Inn Los Angeles Hollywood	Los Angeles, CA	160	4,484
Residence Inn Bethesda Downtown	Bethesda, MD	187	4,460
Courtyard Houston By The Galleria	Houston, TX	190	4,425
Homewood Suites Washington DC Downtown	Washington, DC	175	4,331
Hyatt House Emeryville SF Bay Area	Emeryville, CA	234	4,152
Embassy Suites Los Angeles Downey	Downey, CA	219	4,023
Hilton Garden Inn New Orleans Conv Ctr	New Orleans, LA	286	4,017
Hyatt House Santa Clara	Santa Clara, CA	150	3,999
Residence Inn National Harbor DC	Oxon Hill, MD	162	3,855
Hyatt House San Jose Silicon Valley	San Jose, CA	164	3,755
Renaissance Ft Lauderdale Plantation	Plantation, FL	250	3,614
Marriott Austin South	Austin, TX	211	3,380
Courtyard Houston Dtwn Conv Ctr	Houston, TX	191	3,373
Residence Inn Chicago Oak Brook	Oak Brook, IL	156	3,265
Renaissance Boulder Flatiron Hotel	Broomfield, CO	232	3,211
Residence Inn Houston Dtwn Conv Ctr	Houston, TX	171	3,092
Hampton Inn Houston Near The Galleria	Houston, TX	176	3,076
Hilton Garden Inn Bloomington	Bloomington, IN	168	3,049
Embassy Suites Irvine Orange Cnty	Irvine, CA	293	3,049
Residence Inn Houston By The Galleria	Houston, TX	146	3,007
Hyatt House Charlotte Center City	Charlotte, NC	163	2,872
Hyatt House San Diego Sorrento Mesa	San Diego, CA	193	2,849
Hyatt Place Madison Downtown	Madison, WI	151	2,848
Hampton Inn Garden City	Garden City, NY	143	2,837
Marriott Chicago Midway	Chicago, IL	200	2,769
Hilton Garden Inn Pittsburgh Univ Pl	Pittsburgh, PA	202	2,750
Residence Inn Louisville Downtown	Louisville, KY	140	2,739
Hyatt House Dallas Lincoln Park	Dallas, TX	155	2,633
Residence Inn Indy Dtwn On The Canal	Indianapolis, IN	134	2,539
Hyatt Market Street The Woodlands	Spring, TX	70	2,473
SpringHill Suites Portland Hillsboro	Hillsboro, OR	106	2,362
Hyatt House Houston Galleria	Houston, TX	147	2,027
Top 50 Assets		11,427	239,141
Other (1)		11,510	134,926
Total Portfolio		22,937	$374,067
Note:
The information above has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture.
(1) Reflects 96 hotels. Disposed hotels and two planned hotel conversions which are underway are not included.

RLJ Lodging Trust
Pro forma Operating Statistics
(Unaudited)

For the three months ended June 30, 2014

Top Markets		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q2
NYC	5	97.4%	97.7%	(0.3)%	$265.64	$260.98	1.8%	$258.60	$254.86	1.5%	14%
Chicago	21	79.5%	78.8%	0.9%	133.18	134.26	(0.8)%	105.91	105.81	0.1%	10%
Austin	14	83.5%	79.8%	4.7%	144.87	141.34	2.5%	120.98	112.77	7.3%	8%
Denver	13	80.8%	76.0%	6.3%	129.76	125.75	3.2%	104.83	95.53	9.7%	7%
Houston	9	82.5%	77.3%	6.6%	169.38	160.88	5.3%	139.66	124.39	12.3%	7%
Washington, DC	7	84.7%	81.6%	3.8%	183.52	185.57	(1.1)%	155.42	151.37	2.7%	7%
Other	75	81.9%	78.7%	4.1%	138.86	132.54	4.8%	113.70	104.27	9.0%	47%
Total	144	83.0%	80.1%	3.6%	$153.16	$148.98	2.8%	$127.09	$119.27	6.6%	100%

Service Level		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q2
Focused-Service	123	83.1%	79.7%	4.3%	$143.53	$139.76	2.7%	$119.27	$111.34	7.1%	71%
Compact Full-Service	20	83.1%	81.9%	1.6%	178.58	172.36	3.6%	148.46	141.09	5.2%	24%
Full Service	1	78.2%	75.8%	3.1%	208.99	204.34	2.3%	163.44	154.98	5.5%	5%
Total	144	83.0%	80.1%	3.6%	$153.16	$148.98	2.8%	$127.09	$119.27	6.6%	100%

Chain Scale		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q2
Upper Upscale	18	80.4%	79.4%	1.3%	$168.42	$161.46	4.3%	$135.46	$128.16	5.7%	22%
Upscale	103	84.3%	81.1%	3.9%	152.81	148.85	2.7%	128.76	120.77	6.6%	69%
Upper Midscale	22	79.4%	74.4%	6.7%	131.78	129.93	1.4%	104.63	96.66	8.2%	9%
Midscale	1	93.4%	89.1%	4.8%	68.14	68.72	(0.9)%	63.67	61.25	3.9%	0%
Total	144	83.0%	80.1%	3.6%	$153.16	$148.98	2.8%	$127.09	$119.27	6.6%	100%

Flags		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q2
Residence Inn	33	85.8%	81.5%	5.3%	$136.77	$133.97	2.1%	$117.39	$109.16	7.5%	16%
Courtyard	33	81.4%	79.0%	3.0%	148.20	145.21	2.1%	120.65	114.75	5.1%	21%
Hyatt House	11	86.3%	84.6%	2.1%	147.09	135.11	8.9%	126.97	114.27	11.1%	8%
Fairfield Inn & Suites	11	78.9%	74.5%	5.9%	132.07	132.05	0.0%	104.27	98.40	6.0%	5%
SpringHill Suites	10	81.0%	76.3%	6.0%	112.07	111.60	0.4%	90.73	85.20	6.5%	4%
Hilton Garden Inn	9	84.2%	81.7%	3.1%	173.04	169.33	2.2%	145.68	138.26	5.4%	9%
Hampton Inn	8	81.2%	75.8%	7.1%	136.09	131.80	3.3%	110.54	99.96	10.6%	4%
Marriott	6	77.1%	76.6%	0.7%	164.66	159.03	3.5%	126.93	121.74	4.3%	10%
Embassy Suites	7	81.8%	81.0%	1.1%	147.21	137.08	7.4%	120.48	111.00	8.5%	6%
Renaissance	3	78.0%	75.2%	3.7%	158.07	152.76	3.5%	123.27	114.91	7.3%	3%
Hyatt Place	2	90.8%	90.2%	0.7%	135.85	126.02	7.8%	123.39	113.62	8.6%	1%
DoubleTree	2	94.7%	92.6%	2.3%	250.54	247.04	1.4%	237.33	228.75	3.7%	6%
Homewood Suites	2	86.0%	78.2%	9.9%	181.96	180.92	0.6%	156.43	141.53	10.5%	2%
Hilton	1	99.4%	99.9%	(0.5)%	289.08	291.27	(0.8)%	287.40	291.08	(1.3)%	3%
Hyatt	1	84.9%	78.5%	8.1%	298.89	270.70	10.4%	253.66	212.60	19.3%	1%
Other	5	76.0%	69.1%	10.1%	113.60	109.37	3.9%	86.34	75.53	14.3%	1%
Total	144	83.0%	80.1%	3.6%	$153.16	$148.98	2.8%	$127.09	$119.27	6.6%	100%

Note:
The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture. All results exclude disposed hotels, two planned hotel conversions, and two non-comparable hotels, the Residence Inn Atlanta Midtown Historic and the Hilton Cabana Miami Beach.

RLJ Lodging Trust
Pro forma Operating Statistics
(Unaudited)

For the six months ended June 30, 2014

Top Markets		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q2YTD
NYC	5	95.3%	96.4%	(1.2)%	$223.62	$224.42	(0.4)%	$213.14	$216.40	(1.5)%	10%
Chicago	21	71.8%	70.3%	2.1%	124.57	125.63	(0.8)%	89.38	88.32	1.2%	8%
Austin	14	82.4%	78.7%	4.7%	154.43	148.69	3.9%	127.18	117.00	8.7%	11%
Denver	13	75.3%	69.8%	7.8%	126.61	122.62	3.3%	95.31	85.63	11.3%	8%
Houston	9	77.9%	77.4%	0.6%	165.65	156.38	5.9%	129.06	121.06	6.6%	7%
Washington, DC	7	76.6%	71.8%	6.7%	175.25	177.38	(1.2)%	134.22	127.34	5.4%	6%
Other	75	78.1%	75.7%	3.2%	139.70	132.55	5.4%	109.13	100.30	8.8%	50%
Total	144	78.7%	76.3%	3.2%	$149.08	$144.62	3.1%	$117.28	$110.28	6.3%	100%

Service Level		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q2YTD
Focused-Service	123	78.3%	75.5%	3.7%	$141.35	$137.11	3.1%	$110.67	$103.48	6.9%	73%
Compact Full-Service	20	80.8%	79.5%	1.6%	169.61	164.10	3.4%	136.96	130.42	5.0%	23%
Full Service	1	71.5%	70.9%	0.7%	188.36	182.34	3.3%	134.58	129.33	4.1%	4%
Total	144	78.7%	76.3%	3.2%	$149.08	$144.62	3.1%	$117.28	$110.28	6.3%	100%

Chain Scale		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q2YTD
Upper Upscale	18	77.5%	76.7%	1.0%	$164.55	$156.91	4.9%	$127.48	$120.40	5.9%	23%
Upscale	103	79.5%	77.0%	3.3%	148.03	144.06	2.8%	117.75	110.97	6.1%	67%
Upper	22	75.3%	70.4%	7.0%	130.87	128.09	2.2%	98.60	90.22	9.3%	10%
Midscale	1	84.4%	82.3%	2.6%	66.73	64.95	2.7%	56.32	53.44	5.4%	0%
Total	144	78.7%	76.3%	3.2%	$149.08	$144.62	3.1%	$117.28	$110.28	6.3%	100%

Flags		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2014	2013	Var	2014	2013	Var	2014	2013	Var	Q2YTD
Residence Inn	33	80.9%	76.6%	5.5%	$135.58	$132.22	2.5%	$109.62	$101.32	8.2%	17%
Courtyard	33	76.3%	74.8%	2.0%	145.20	141.44	2.7%	110.82	105.84	4.7%	21%
Hyatt House	11	81.7%	81.6%	0.1%	146.33	134.21	9.0%	119.51	109.48	9.2%	8%
Fairfield Inn & Suites	11	74.0%	70.5%	5.0%	132.11	130.44	1.3%	97.75	91.93	6.3%	5%
SpringHill Suites	10	75.7%	70.8%	6.9%	112.25	111.36	0.8%	85.03	78.90	7.8%	4%
Hilton Garden Inn	9	80.1%	77.7%	3.1%	165.49	162.65	1.8%	132.52	126.37	4.9%	9%
Hampton Inn	8	78.6%	72.9%	7.8%	135.22	130.27	3.8%	106.33	95.02	11.9%	5%
Marriott	6	72.9%	71.5%	2.0%	156.71	150.68	4.0%	114.17	107.68	6.0%	9%
Embassy Suites	7	80.6%	79.6%	1.3%	153.76	143.63	7.1%	123.94	114.29	8.4%	7%
Renaissance	3	73.3%	74.4%	(1.5)%	158.12	147.76	7.0%	115.89	109.90	5.5%	3%
Hyatt Place	2	84.7%	85.9%	(1.4)%	132.99	121.03	9.9%	112.71	104.01	8.4%	1%
DoubleTree	2	92.8%	90.4%	2.6%	210.83	213.21	(1.1)%	195.56	192.69	1.5%	4%
Homewood Suites	2	78.6%	76.6%	2.6%	175.17	171.36	2.2%	137.66	131.31	4.8%	2%
Hilton	1	99.0%	99.9%	(0.9)%	243.18	247.50	(1.7)%	240.74	247.23	(2.6)%	2%
Hyatt	1	82.2%	79.1%	4.0%	290.71	269.86	7.7%	239.06	213.33	12.1%	1%
Other	5	71.4%	63.5%	12.5%	115.42	111.96	3.1%	82.40	71.07	16.0%	2%
Total	144	78.7%	76.3%	3.2%	$149.08	$144.62	3.1%	$117.28	$110.28	6.3%	100%

Note:
The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree NYC Metropolitan financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture. All results exclude disposed hotels, two planned hotel conversions, and two non-comparable hotels, the Residence Inn Atlanta Midtown Historic and the Hilton Cabana Miami Beach.